UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 28, 2016 (January 24, 2016)
Avis Budget Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-10308	06-0918165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6 Sylvan Way Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 496-4700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of a cooperation agreement (the “Agreement”) between Avis Budget Group, Inc. (the “Company”) and SRS Investment Management LLC and certain of its affiliates (collectively, “SRS”), previously reported on Form 8-K, the Board of Directors of the Company (the “Board”) voted to increase the size of the Board from eleven directors to twelve directors, effective January 27, 2016 and appointed Brian J. Choi as a director of the Company to fill the vacancy created by this increase. Mr. Choi’s appointment was also effective on January 27, 2016. Mr. Choi will be appointed to the Compensation Committee of the Board.

Mr. Choi, 32, is a partner at SRS and has served there in various roles since October 2008. Previously, Mr. Choi worked for Metalmark Capital from 2007 to 2008 and served as an analyst in the Leveraged Finance Group at Lehman Brothers from 2005 to 2007. Mr. Choi is a graduate of Harvard University with an A.B. in economics.

For his service as a non-employee director, Mr. Choi will receive compensation in accordance with the Company’s standard compensation arrangements for non-employee directors, which are described under the heading “Director Compensation” in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 24, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

AVIS BUDGET GROUP, INC.
By:	/s/ Bryon L. Koepke
Name:	Bryon L. Koepke
Title:	Senior Vice President and Chief Securities Counsel

Date: January 28, 2016